Exhibit 3.1

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

KW LOAN PARTNERS I LLC

This First Amendment to Amended and Restated Limited Liability Company Agreement of KW Loan Partners I LLC (this “First Amendment”) is made and entered into as of December 28, 2011 by K-W Properties, the sole member (“Member”) of KW Loan Partners I LLC (“Company”). Capitalized terms used but not defined herein shall have the meaning set forth in the Amended and Restated Limited Liability Company Agreement, dated as of March 30, 2010 (the “Operating Agreement”), entered into by and among Member, KW Executive Loan Partners I LLC (“Executive”), Lefrak Merchant Capital L.P. (“Lefrak”) and FLMM Ltd. (“FLMM”).

WHEREAS, (i) pursuant to that certain Transfer Agreement, dated as of the date hereof, by and between the Member and Executive, (ii) pursuant to that certain Transfer Agreement, dated as of the date hereof, by and between the Member and Lefrak, and (iii) pursuant to that certain Transfer Agreement, dated as of the date hereof, by and between the Member and FLMM, the Member acquired the Company membership interests formerly held by Executive, Lefrak and FLMM (collectively, the “Transfers”); and

WHEREAS, Member believes it is desirable and in the best interest of the Company to amend Exhibit A of the Operating Agreement to reflect the Transfer and evidence its consent thereto.

NOW, THEREFORE, Member hereby consents to the Transfer and amends the Operating Agreement as follows:

1. Pursuant to the Transfers, Executive, Lefrak and FLMM are no longer members of the Company and any references to Executive, Lefrak and FLMM in the Operating Agreement are hereby deleted.

2. Exhibit A of the Operating Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended by the terms of this Amendment, the Operating Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[LOAN PARTNERS I]

IN WITNESS WHEREOF, K-W Properties, the sole member, has executed this First Amendment to the Amended and Restated Limited Liability Company Agreement of KW Loan Partners I LLC as of the date first written above.

K-W Properties,
a California corporation

By:	/s/ Barry S. Schlesinger
Name:	Barry S. Schlesinger
Title:	Vice President

[LOAN PARTNERS I]

Exhibit A

CAPITAL CONTRIBUTION, ADDRESS AND PERCENTAGE INTEREST

OF MEMBER

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Percentage Interest
K-W Properties, a California corporation	9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212	$10,072,782.58	100%

	TOTAL:	$10,072,782.58	100%

[LOAN PARTNERS I]